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                                                                Exhibit 10.42


                               EQUIPMENT SCHEDULE
                               ------------------
                            (QUASI LEASE-FIXED RATE)

                               SCHEDULE NO. E003

                          DATED THIS NOVEMBER 10, 1998

                           TO MASTER LEASE AGREEMENT

                           DATED AS OF MARCH 27, 1997

LESSOR & MAILING ADDRESS:                LESSEE & MAILING ADDRESS:

GENERAL ELECTRIC CAPITAL CORPORATION     SIGMATRON INTERNATIONAL, INC.
7700 IRVINE CENTER DRIVE  SUITE 400      2201 LANDMEIER RD.
IRVINE, CA  92718                        ELK GROVE VILLAGE, IL 60007


Capitalized terms not defined herein shall have the meanings assigned to them in the Master Lease Agreement identified above ("AGREEMENT", said Agreement and this Schedule being collectively referred to as "LEASE").

A. EQUIPMENT
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   Pursuant to the terms of Lease, Lessor agrees to acquire and lease to lessee the Equipment listed to Annex A attached hereto and made a part hereof.

B. FINANCIAL TERMS
   ---------------

   1.  Advance Rent (if any): $34,023.81.
   2.  Capitalized Lessor's Cost: $1,091,483.47.
   3.  Basic Term Lease Rate Factor: 3.117208.
   4.  Daily Lease Rate Factor: 0.00103907.
   5.  Basic Term (No. of Months): 36.
   6.  Basic Term Commencement Date: NOVEMBER 10, 1998.
   7.  Equipment Location: STANDARD COMPONENTS DE MEXICO, S.A., ACUNA, MEXICO.
   8.  Lessee Federal Tax ID No: 363918470
   9.  Supplier: UNIVERSAL INSTRUMENTS CORPORATION.
   10. Last Delivery Date: DECEMBER 31, 1998.
   11. First Termination or Purchase Date: BASIC TERM COMMENCEMENT DATE
   12. Interest Rate: 8.10% PER ANNUM.
   13. Lessee agrees and acknowledges that the Capitalized Lessor's Cost of the Equipment as stated on the Schedule is equal to the fair market value of the Equipment on the date hereof.
   14. Option Payment: $1.00.

C. TERM AND RENT
   -------------

   1. Interim Rent. For the period from and including the lease Commencement Date to the Basic Term Commencement Date ("INTERIM PERIOD"), Lessee shall pay as rent ("INTERIM RENT") for each unit of Equipment, the product of the Daily Lease Rate Factor times the Capitalized Lessor's Cost of such unit times the number of days in the Interim Period. Interim Rent shall be due on N/A.

   2. Basic Term Rent. Commencing on November 10, 1998 and on the same day of each month thereafter (each, a "RENT PAYMENT DATE') during the Basic Term, Lessee shall pay as rent ("BASIC TERM RENT") the product of the Basic Term Lease Rate Factor times the Capitalized Lessor's Cost of all Equipment on this Schedule.


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   3. Adjustment to Capitalized Lessor's Cost. Lessee hereby irrevocably authorizes Lessor to adjust the Capitalized Lessor's cost up or down by no more than 10% to account for equipment change orders, equipment returns, invoicing errors, and similar matters. Lessee acknowledges and agrees that the Rent shall be adjusted as a result of such change in the Capitalized Lessor's Cost (pursuant to paragraphs 1 and 2 above). Lessor shall send Lessee a written notice stating the final Capitalized Lessor's Cost, if different from that disclosed on this Schedule.

D. INSURANCE
   ---------

   1.  Public liability: $1,000,000 total liability per occurrence.

   2. Casualty and Property Damage: An amount equal to the higher of the Stipulated Loss Value or the full replacement cost of the Equipment.

E. INTEREST RATE: Interest shall accrue from the Lease Commencement Date through and including the date of termination of the Lease.

F. MISCELLANEOUS: Lessor, Lessee and GE Capital Bank, S.A. Institution de Banca Multiple, Grupo Financiero GE Capital ("Trustee) are parties to the Administration Trust Agreement, dated November 10, 1998, to secure Lessee's obligations to Lessor under this Agreement. Lessor agrees not to give any instructions to the Trustee to relocate or assert control over the equipment unless Lessee is in default under the terms of the Lease. Lessee further agrees that it will not raise the absence of formal determination of default by a court or other tribunal as a defense to any action by the Trustee following a default by Lessee under the Lease. Lessor and Lessee further agree that the terms of the Lease shall govern the resolution of any dispute between Lessor and Lessee relating to the equipment.

   Except as expressly modified hereby, all terms and provisions of the Agreement shall remain in full force and effect. This Schedule is not binding or effective with respect to the Agreement until executed on behalf of Lessor and Lessee by Authorized representatives of Lessor and Lessee, respectively.

   IN WITNESS WHEREOF, Lessee and Lessor have caused this Schedule to be executed by their duly authorized representatives as of the date first above written.


LESSOR:                                       LESSEE:

General Electric Capital Corporation          SIGMATRON INTERNATIONAL, INC.

By:/s/GENERAL ELECTRIC CAPITAL CORPORATION    By:/s/SIGMATRON INTERNATIONAL, INC
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Name:                                         Name:
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Title:                                        Title:
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                                              Attest

                                              By:
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